Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-224744) our report dated February 23, 2018, relating to the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows of BayCom Corp and Subsidiary appearing in this Annual Report (Form 10-K) for the year ended December 31, 2017.
/s/ Vavrinek, Trine, Day & Co., LLP
Laguna Hills, California
March 13, 2020